Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:		Chapter 11
)
SPANSION INC, et al.,[1]	)	Case No. 09-10690 (KJC)
)
Debtors.	)	Jointly Administered
)
	)	Related to D.I. 3250, 3279, 3296,
	)	3300 and 3307

FINDING OF FACTS, CONCLUSIONS OF LAW, AND ORDER CONFIRMING

DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

DATED APRIL 7, 2010 (AS AMENDED) UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE

Spansion Inc., Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (defined hereinafter, collectively, as the “Debtors,” and each individually as a “Debtor”) having:

•	filed voluntary petitions for relief commencing cases of the Debtors (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code[2] on March 1, 2009 (the “Petition Date”);

•

continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, and no trustee or examiner having been appointed in the Chapter 11 Cases;

•	filed on October 26, 2009, the Debtors’ Joint Plan of Reorganization Dated October 26, 2009 [D.I. 1477];

•	filed on October 26, 2009, the Disclosure Statement for Debtors’ Joint Plan of Reorganization Dated October 26, 2009 [D.I. 1479];

•	filed on November 25, 2009, the Debtors’ First Amended Joint Plan of Reorganization Dated November 25, 2009 [D.I. 1816];

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Spansion Inc., a Delaware corporation (8239); Spansion Technology LLC, a Delaware limited liability company (3982); Spansion LLC, a Delaware limited liability company (0482); Cerium Laboratories LLC, a Delaware limited liability company (0482), and Spansion International, Inc., a Delaware corporation (7542). The mailing address for each Debtor is 915 Beguine Dr., Sunnyvale, CA 94085.

[2]	Capitalized terms used and not otherwise defined herein shall have those meanings ascribed to them in the Plan (as defined herein).

•	filed on November 25, 2009, the First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Dated November 25, 2009 [D.I. 1817];

•	filed on December 9, 2009, the Debtors’ Second Amended Joint Plan of Reorganization Dated December 9, 2009 [D.I. 1919];

•	filed on December 9, 2009, the Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Dated December 9, 2009 [D.I. 1921];

•	filed on December 17, 2009, the Debtors’ Second Amended Joint Plan of Reorganization Dated December 16, 2009 (the “December 16 Plan”) [D.I. 2032];

•	filed on December 17, 2009, the Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization dated December 16, 2009 (the “Disclosure Statement”) [D.I. 2034];

•

obtained approval of the Disclosure Statement by that certain Order (I) Approving Disclosure Statement, (II) Scheduling Confirmation Hearing (III) Approving Solicitation and Other Procedures, Including Fixing the Voting Record Date and Establishing Deadlines for Voting on the Plan and Objecting to the Plan, and (IV) Approving the Solicitation Package and Forms of Notice (the “Disclosure Statement Approval Order”) [D.I. 2042], which Disclosure Statement Approval Order also approved, among other things, solicitation procedures with respect to the Plan (the “Solicitation Procedures”) and related notices, forms, Ballots and Master Ballots (collectively, the “Solicitation Materials”).

•

completed distributing the Solicitation Materials on December 23, 2009, consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Approval Order and the Solicitation Procedures as evidenced by the Affidavit of Solicitation Mailing (the “Affidavit of Solicitation”) [D.I. 2204];

•

filed on January 18, 2010, the Joint Motion for Order Pursuant to 11 U.S.C. § 105, 363, 1501 and 1521 and Fed. R. Bankr. P. 6004 and 9019 Approving Settlement Agreement (the “Spansion Japan Settlement Agreement”) between Spansion LLC and Spansion Japan [D.I. 2340] (the “Spansion Japan Settlement Motion”);

•

filed on January 19, 2010, the various documents comprising the Plan Supplement in Support of Debtors’ Second Amended Joint Plan of Reorganization Dated December 16, 2009 (as amended and supplemented, the “Plan Supplement”) [D.I. 2356];

•	filed on January 22, 2010, the First Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated December 16, 2009 (the “First Addendum”) [D.I. 2410];

•	filed on February 8, 2010, the Debtors’ Second Amended Joint Plan of Reorganization dated February 8, 2010 (As Amended) [D.I. 2682];

•

filed on February 8, 2010, the Second Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated February 8, 2010 (As Amended) (the “Second Addendum”) [D.I. 2692];

•	filed on February 8, 2010, the Debtors’ Omnibus Reply to Objections to Confirmation of Debtors’ Second Amended Joint Plan of Reorganization Dated February 8, 2010 (As Amended) [D.I. 2688];

•	filed on February 8, 2010, Debtors’ Reply To Objection Of Tessera, Inc. To Debtors’ Second Amended Joint Plan Of Reorganization Dated December 16, 2009 [D.I. 2689];

•

filed on February 8, 2010, the Debtors’ (1) Omnibus Reply to (A) Objections to GE Corporation to Confirmation of Debtors’ Second Amended Joint Plan of Reorganization and (B) Objection of Spansion Japan Limited to Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization Dated December 16, 2009 and (2) Objection to Motion of Spansion Japan Limited for an Order (I) Determining the Proper Classification of Spansion Japan’s Rejection Damages Claim and (II) Requiring the Debtors to Establish a Reserve Under the Plan for Distributions on Account of Spansion Japan’s Rejection Damages Claim [D.I. 2691];

•

filed on February 8, 2010, the Debtors’ Memorandum In Support Of Confirmation Of Debtors Second Amended Joint Plan Of Reorganization Dated February 8, 2010 (As Amended) (the “Confirmation Brief”) [D.I. 2690];

•	filed on February 9, 2010, the Notice of Filing of Comprehensive Summary of Plan Objections and the Debtors’ Responses [D.I. 2708];

•

filed on February 10, 2010, the Declaration of Jane Sullivan of Epiq Bankruptcy Solutions, LLC Regarding Voting on, and Tabulation of, Ballots Accepting and Rejecting the Debtors’ Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Spansion, Inc. et al. (the “Voting Report”) [D.I. 2724];

•

filed on February 21, 2010, the Debtors’ Reply to Supplemental Objection of the Ad Hoc Committee of Convertible Noteholders To Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization Dated February 8, 2010 (As Amended), As It Relates to the Backstop Rights Purchase Agreement [D.I. 2849];

•	filed on February 22, 2010, the Third Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated February 19, 2010 (As Amended) (the “Third Addendum”);

•	filed on February 22, 2010, the Debtors’ Second Amended Joint Plan of Reorganization dated February 19, 2010 (As Amended) (the “February 19 Plan”) [D.I. 2854];

•

filed on February 22, 2010, the Debtors’ Reply To The Objection of Rohm and Haas Electronic Materials CMP, Inc. and Rohm and Haas Electronic Materials LLC To Confirmation of Debtors’ Second Amended Joint Plan of Reorganization Dated February 8, 2010 (As Amended) [D.I. 2862];

•	filed on February 23, 2010, the Fourth Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated February 23, 2010 (As Amended) (the “Fourth Addendum”);

•	filed on February 23, 2010, the Notice of Filing of Third Amended Comprehensive Summary of Plan Objections and the Debtors’ Responses [D.I. 2903];

•

filed on February 23, 2010, the Debtors’ (I) Reply To The Objection of Wilmington Trust Company, As Indenture Trustee, To Confirmation Of Debtors’ Second Amended Joint Plan of Reorganization Dated February 8, 2010 (As Amended) And (II) Joinder In Response Of U.S. Bank National Association [D.I. 2893];

•	filed on February 23, 2010, the Debtors’ Second Amended Joint Plan of Reorganization dated February 23, 2010 (As Amended) (the “February 23 Plan”) [D.I. 2915];

•	filed on February 28, 2010, the Notice of Filing of Fourth Amended Comprehensive Summary of Plan Objections and the Debtors’ Responses [D.I. 2979];

•	filed on March 1, 2010, the Debtors’ Second Amended Joint Plan of Reorganization dated February 28, 2010 (As Amended) [D.I. 2981];

•	filed on March 1, 2010, the Fifth Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated February 28, 2010 (As Amended) (the “Fifth Addendum”) [D.I. 2984];

•	filed on March 8, 2010, the Debtors’ Post-Trial Letter Briefs [D.I. 3060, 3061];

•

filed on March 19, 2010, the Sixth Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated February 28, 2010 (As Amended) (the “Sixth Addendum”) [D.I. 3140];

•

filed on March 26, 2010, the Seventh Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (the “Seventh Addendum”) [D.I. 3190];

•	filed on April 7, 2010 the Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (As Amended) (the “Plan”);

•	filed on April 7, 2010, the Eighth Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (the “Eighth Addendum”); and

•	filed on April 14, 2010, the Ninth Addendum to Plan Supplement In Support of Debtors Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (the “Ninth Addendum”);

This Court having:

•	entered the Disclosure Statement Approval Order;

•

set February 24, 2010 at 10:00 a.m. prevailing Eastern time, as the date and time of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

•

on January 29, 2010, entered that certain Order Pursuant to 11 U.S.C. § 105, 363, 1501 and 1521 and Fed. R. Bankr. P. 6004 and 9019 Approving Settlement between Spansion LLC and Spansion Japan [D.I. 2552] (the “Spansion Japan Settlement Order”), pursuant to which Spansion LLC was granted authority to enter into a settlement with Spansion Japan, reflected in the Term Sheet attached as Exhibit A to the Spansion Japan Settlement Order, and which settlement was comprised of a series of agreements attached as Exhibits B through E to the Spansion Japan Settlement Order (collectively, the “Spansion Japan Definitive Agreements”);

•

reviewed the Disclosure Statement, the Plan, the Plan Supplement, the First Addendum, the Second Addendum, the Third Addendum, the Fourth Addendum, the Fifth Addendum, the Sixth Addendum, the Seventh Addendum, the Eighth Addendum, the Confirmation Brief, the Voting Report, and all other pleadings, exhibits, statements, documents, and filings regarding confirmation of the Plan (the “Confirmation”);

•	heard and considered the statements of counsel and all other testimony and evidence proffered and/ or adduced at the Confirmation Hearing and in respect of Confirmation of the Plan;

•	overruled any and all objections to the Plan and all statements and reservations of rights not consensually resolved or withdrawn;

•	taken judicial notice of the papers and pleading filed in the Chapter 11 Cases;

•	on April 1, 2010 issued the Court’s Opinion on Confirmation [D.I. 3224]:

•

on April 1, 2010 issued the Court’s Order [D.I. 3225], among other matters, denying confirmation of the February 23 Plan and setting a status conference with respect to the February 23 Plan for April 6, 2010 at 1:00 pm;

•	on April 6, 2010, held a status conference with respect to the February 23 Plan; and

•	on April 16, 2010, held a hearing to consider confirmation of the Plan.

NOW, THEREFORE, it appearing to this Court that notice of the Confirmation Hearing and the opportunity for any Entity to object to Confirmation have been adequate and appropriate as to all Entities, including, without limitation, all Entities affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following findings of fact, conclusions of law, and orders:3

A.        FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Jurisdiction and Venue

1.    On the Petition Date, each Debtor commenced a Chapter 11 Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. By Order of the Bankruptcy Court [D.I. 58], the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015. Venue in the District of Delaware was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b). This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

[3]

This “Confirmation Order” constitutes this Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact. Further, any findings of fact and conclusions of law announced on the record in open court are incorporated by reference herein.

B.	Judicial Notice

2.    This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of this Court and/ or its duly appointed agent, including, without limitation, all pleadings and other documents on file, all Orders entered, and the transcripts of, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of the Chapter 11 Cases (the “Docket”). This Court also finds that the Plan is dated and identifies the Plan’s proponents, thereby satisfying Bankruptcy Rule 3016(a).

C.	Burden of Proof

3.    The Debtors, as the Plan proponents, have met their burden of proving the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in this Court. This Court also finds that the Debtors have satisfied the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

D.	Solicitation Procedures Authorization

4.    On December 18, 2009, this Court entered the Disclosure Statement Approval Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) fixed the Voting Deadline for holders of Claims in the Voting Classes to vote to accept or reject the Plan; (c) fixed the date and time for the commencement of the Confirmation Hearing; (d) established the objection deadline and procedures for objecting to the Plan; (e) fixed certain dates for the Rights Offering; (f) approved the form and method of notice of the Confirmation Hearing; (f) established the Voting Record Date; and (g) approved and established the Solicitation Procedures and Solicitation Materials.

E.	Service of Solicitation Materials

5.    As evidenced in the Affidavit of Solicitation and the Voting Report, the Debtors complied with the service requirements and procedures approved in the Disclosure Statement Approval Order.

F.	Voting Report and Solicitation

6.    On February 10, 2010, the Voting Report certifying the method and results of the ballot tabulation for each of the Classes to accept or reject the Plan was filed with this Court.

7.    Based upon the Voting Report, all procedures used to provide notice and distribute Solicitation Materials to the applicable Holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Approval Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Court, and all other applicable Orders, and federal, state, and local laws, rules, and regulations (collectively, the “Applicable Laws”).

8.    As evidenced by the Voting Report, all Ballots and Master Ballots were properly tabulated, and votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Approval Order, all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and all other Applicable Laws.

9.    Each of the Debtors and, to the extent applicable, their respective Affiliates, agents, directors, members, partners, officers, employees, advisors, and attorneys have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Approval Order, and all other Applicable Laws.

G.	Plan Supplement

10.    The documents identified in the Plan Supplement were filed as required and were modified and supplemented in accordance with the Plan and Applicable Laws. Notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Approval Order, and no other or further notice is or shall be required. The Debtors are authorized to modify the Plan Supplement in conformity with the Plan through and including the Confirmation Date.

H.	Plan Modifications

[Reserved]

I.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

11.    The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows.

(i)	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

12.    The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code.

(ii)	Sections 1122 and 1123(a)(1)—Proper Classification

13.    Article II of the Plan designates Classes of Claims and Interests other than Administrative Expense Claims and Priority Claims. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Valid reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan. The Plan, therefore, satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(iii)	Sections 1123(a)(2) and 1123(a)(3)—Specified Unimpaired and Impaired Classes

14.    Article II of the Plan specifies that Claims in Classes 2, 4, 4A, 6 and 10 are Unimpaired. Additionally, Administrative Expense Claims and Priority Claims are Unimpaired and are not classified under the Plan. Article III of the Plan also specifies the treatment of each Impaired Class under the Plan, which are Classes 1, 3, 5A, 5B, 5C, 7, 8, 9, 11, 12, and 13. The Plan, therefore, satisfies section 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

(iv)	Section 1123(a)(4)—No Discrimination

15.    Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. The Plan, therefore, satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)	Section 1123(a)(5)—Adequate Means for Implementation of the Plan

16.    The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the Plan’s implementation, including, without limitation: (a) formation and corporate governance of the Reorganized Debtors; (b) entry into the New Spansion Debt Documents and the Backstop Rights Purchase Agreement; (c) entry into the documents governing the Exit Financing Facility; (d) upon the funding of the Exit Financing Facility on the Effective Date and the release of the proceeds of the Rights Offering and the New Spansion Debt from the escrow or segregated accounts holding such proceeds, sufficient Cash to make all payments required to be made on the Effective Date or otherwise prescribed pursuant to the terms of the Plan; (e) authorization of corporate and limited liability action; (f) authorization to effectuate documents and further transactions; (g) exemption from certain transfer taxes and recording fees; (h) authorization to consummate the Rights Offering and the New Spansion Debt Documents; and (i) to the extent provided in the Plan, cancellation of the FRNs, Senior Notes, the Exchangeable Debentures, the Non-Compensatory Damage Claims, the Old Spansion Interests, the Securities Claims and the Non-Debtor Intercompany Claims. The Plan, therefore, satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vi)	Section 1123(a)(6)—Non-Voting Equity Securities

17.    Article VII of the Plan provides that the New Governing Documents of the Reorganized Debtors shall provide, among other things, (i) a provision prohibiting the issuance of nonvoting equity securities, and (ii) to the extent necessary, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Plan, therefore, satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Section 1123(a)(7)—Designation of Directors and Officers

18.    Article VII of the Plan and the documents in the Plan Supplement describe the manner of selection of directors and officers of the Reorganized Debtors and the identities and affiliations of any Entity proposed to serve as a director of Reorganized Spansion Inc. have been disclosed in the Plan Supplement. In addition, the identities and affiliations of any Entity proposed to serve as a director of any of the other Reorganized Debtors or a manager or an officer of any of the Reorganized Debtors have been disclosed at or before the Confirmation

Hearing and the selection of each such director, manager, or officer is consistent with the interests of creditors, equity security holders, and public policy. The Plan, therefore, satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(viii)	Section 1123(b)—Discretionary Contents of the Plan

19.    The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1123(b) of the Bankruptcy Code.

(2)	Section 1129(a)(2)—the Debtors’ Compliance with Applicable Provisions of the Bankruptcy Code

20.    The Debtors, as Plan proponents, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019. In particular, the Debtors are eligible debtors under section 109 of the Bankruptcy Code and proper Plan proponents under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan: (a) complied with the Disclosure Statement Approval Order; (b) complied with all Applicable Laws governing the adequacy of disclosure in connection with such solicitation; and (c) occurred only after disclosing “adequate information,” as section 1125(a) of the Bankruptcy Code defines that term, to Holders of Claims and Interests. Accordingly, the Debtors, and their respective Affiliates, agents, directors, members, partners, officers, employees, advisors, and attorneys, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1129(a)(2) of the Bankruptcy Code.

(3)	Section 1129(a)(3)—Proposal of Plan in Good Faith

21.    The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation and Confirmation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources. The Plan, therefore, satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

(4)	Section 1129(a)(4)—Bankruptcy Court Approval of Certain Payments as Reasonable

22.    Payments made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, this Court as reasonable. The Plan, therefore, satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

(5)	Section 1129(a)(5)—Disclosure of Identity of Proposed Management and Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy

23.    The Debtors provided requisite disclosures regarding proposed directors and officers of the Reorganized Debtors following Confirmation, as required by section 1129(a)(5)(A) of the Bankruptcy Code, and have also disclosed the nature of compensation of insiders (as section 101 of the Bankruptcy Code defines that term) who will be employed or retained by the Reorganized Debtors, as required by section 1129(a)(5)(B) of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

(6)	Section 1129(a)(6)—Approval of Rate Changes

24.    The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

(7)	Section 1129(a)(7)—Best Interests of Creditors and Interest Holders

25.    The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis annexed to the Disclosure Statement and the other evidence related thereto, as supplemented by the evidence proffered or adduced at or prior to the Confirmation Hearing, are persuasive and credible. The methodology used and assumptions made in the Liquidation Analysis, as supplemented by the evidence proffered or adduced at or prior to the Confirmation Hearing, are reasonable.

26.    With respect to each Impaired Class, each Holder of an Allowed Claim or Interest in an Impaired Class has accepted the Plan or will receive under the Plan on account of its respective Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that each such Holder would have received if the Debtors were to have liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

(8)	Section 1129(a)(8)—Acceptance of the Plan by Each Impaired Class

27.    As indicated in Article II of the Plan, the following Classes are Unimpaired and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code:

Class Description	Class Designation
UBS Credit Facility Claims	2

Other Secured Claims	4

Travis County, Texas Tax Claims	4A

Convenience Class Claims	6

Other Old Equity	10

28.    As indicated in the Voting Report, each of the following Impaired Classes voted to accept the Plan:

Class Description	Class Designation
Secured Credit Facility Claims	1

FRN Claims	3

Senior Notes Claims	5A

General Unsecured Claims	5B

29.    As indicated in the Voting Report, the following Impaired Class voted to reject the Plan (the “Impaired Rejecting Class”):

Class Description	Class Designation
Exchangeable Debentures Claims	5C

30.    The Plan provides that Holders of Claims and Interests in the following Classes will not receive any distribution or retain any property and, therefore, Holders of Claims and Interests in such Classes are deemed to have rejected the Plan (the “Deemed to Reject Classes”) pursuant to section 1126(g) of the Bankruptcy Code:

Claims Description	Class Designation
Non-Compensatory Damages Claim	7

Interdebtor Claims	8

Old Spansion Interests	9

Other Old Equity Rights	11

Securities Claims	12

Non-Debtor Intercompany Claims	13

31.    The Plan, therefore, fails to satisfy the requirement of section 1129(a)(8) of the Bankruptcy Code; however, the Plan does satisfy section 1129(b) of the Bankruptcy Code as set forth in paragraphs 38 through 41 of this Confirmation Order.

(9)	Section 1129(a)(9)—Treatment of Claims Entitled To Priority Pursuant To Section 507(a) of the Bankruptcy Code

32.    The treatment of Administrative Claims, and Priority Claims as set forth in Article IV of the Plan is in accordance with the requirements of section 1129(a)(9) of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

(10)	Section 1129(a)(10)—Acceptance By At Least One Impaired Class

33.    As set forth in the Voting Report and herein, at least one Impaired Class has voted to accept the Plan. The Plan, therefore, satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

(11)	Section 1129(a)(11)—Feasibility of the Plan

34.    Based upon the evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan is feasible and Confirmation of the Plan is not likely to be followed by the Reorganized Debtors liquidating or requiring further financial reorganization. The Plan, therefore, satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

(12)	Section 1129(a)(12)—Payment of Bankruptcy Fees

35.    Article IV of the Plan provides for the payment of all fees payable by the Reorganized Debtors under 28 U.S.C. § 1930(a). The Plan, therefore, satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

(13)	Section 1129(a)(13)—Retiree Benefits

36.    Prior to the Petition Date, none of the Debtors maintained or established any plan, fund or program (through the purchase of insurance or otherwise) under which it agreed, or is otherwise required, to pay to any entity or person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependants, for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death Therefore, section 1129(a)(13) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

(14)	Section 1129(a)(14), 1129(2)(15), and 1129(a)(16)

37.    The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

(15)	Section 1129(b)—Classification of Claims and Interests and Confirmation of Plan Over Nonacceptance of Impaired Classes

38.    The classification and treatment of Claims and Interests in the Plan is (a) proper and in accordance with section 1122 of the Bankruptcy Code and (b) does not discriminate unfairly in accordance with section 1129(b)(1) of the Bankruptcy Code.

39.    Notwithstanding the fact that not all Impaired Classes have voted to accept the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code if: (a) all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met; (b) the Plan does not discriminate unfairly; and (c) the Plan is fair and equitable with respect to the Impaired Rejecting Class and the Deemed to Reject Classes.

40.    There is no Class of Claims or Interests junior to the Holders of Claims or Interests in the Impaired Rejecting Class or Deemed to Reject Classes that will receive or retain any property under the Plan on account of their Claims or Interests. Accordingly the requirements of sections 1129(b)(2) of the Bankruptcy Code are satisfied with respect to the Impaired Rejecting Class and the Deemed to Reject Classes, and the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to such Classes.

41.    The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code.

(16)	Section 1129(c)—Only One Plan

42.    Other than the Plan (including previous versions thereof), no other plan has been filed for the Debtors in the Chapter 11 Cases. The Plan, therefore, satisfies the requirements of section 1129(c) of the Bankruptcy Code.

(17)	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes

43.    The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act (15 U.S.C. § 77e). The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

J.	Satisfaction of Confirmation Requirements

44.    Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

K.	Good Faith

45.    Based on the record before this Court in the Chapter 11 Cases, the Debtors, the Ad Hoc Consortium of Floating Rate Noteholders (the “Ad Hoc Consortium”), Silver Lake Sumeru, L.P. (“Silver Lake”), Barclays Capital (“Barclays”), the investment banking division of Barclays PLC, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley,” and together with Barclays, the “Arrangers”), Barclays Bank PLC as administrative agent and collateral agent, and Bank of America, N.A., and their respective Affiliates, agents, directors, members, partners, officers, employees, advisors, and attorneys, have acted in good faith and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order.

L.	New Spansion Debt

46.    Without limiting, impairing or modifying any previous Order of this Court approving or governing the New Spansion Debt (which Orders are hereby reaffirmed and ratified in their entirety), the proposed terms and conditions of the New Spansion Debt, as set forth in the credit agreement for the New Spansion Debt included in the Plan Supplement (together with all documents, agreements and instruments that have been or might be entered into in connection therewith, the “New Spansion Debt Documents”), are fair and reasonable and are approved. The New Spansion Debt is an essential element of the Plan and entry into and consummation of the transactions contemplated by the New Spansion Debt is in the best interests of the Debtors, the Estates, and Holders of Claims and is approved in all respects. The Debtors have exercised reasonable business judgment in connection with the New Spansion Debt and the proposed terms thereunder have been negotiated in good faith and at arm’s-length and are fair and reasonable. The New Spansion Debt is valid, binding, and enforceable and shall not be in conflict with any Applicable Laws. The Reorganized Debtors are authorized, without further notice to or action, Order, or approval of this Court or any other Entity, to enter into and perform under the New Spansion Debt consistent with the New Spansion Debt Documents, and execute and deliver all agreements, documents, instruments, and certificates relating to the New Spansion Debt, and take such actions necessary to obtain the release of liens or claims against property pursuant to section 11.1 of the Plan.

M.	Rights Offering

47.    Without limiting, impairing or modifying any previous Order of this Court approving or governing the Rights Offering, the Backstop Commitment or the Backstop Party (which Orders are hereby reaffirmed and ratified in their entirety), the proposed terms and conditions of the Rights Offering and Backstop Commitment, as set forth in the Plan and the Backstop Rights Purchase Agreement included in the Plan Supplement, are fair and reasonable and are approved. The Rights Offering, including the Backstop Commitment, is an essential element of the Plan and entry into and consummation of the transactions contemplated by the Rights Offering and the Backstop Rights Purchase Agreement is in the best interests of the Debtors, the Estates, and Holders of Claims and is approved in all respects. The Debtors have exercised reasonable business judgment in connection with the Rights Offering and the Backstop Rights Purchase Agreement and the proposed terms thereunder have been negotiated in good faith and at arm’s-length and are fair and reasonable. The Backstop Rights Purchase Agreement is valid, binding, and enforceable and is not in conflict with any Applicable Laws. The Reorganized Debtors are authorized, without further notice to or action, Order, or approval of this Court or any other Entity, to consummate and perform under the Rights Offering and to enter into and perform the Backstop Rights Purchase Agreement, and execute and deliver all agreements, documents, instruments, and certificates relating to the Rights Offering and the Backstop Rights Purchase Agreement.

N.	Exit Facility

48.    The proposed terms and conditions of the Exit Facility, as set forth in the credit agreement for the Exit Facility attached as Exhibit 14 to the Fifth Addendum (the “Exit Facility Documents”), are fair and reasonable and are approved. The Exit Facility is an essential element of the Plan and entry into and consummation of the transactions contemplated by the Exit

Facility is in the best interests of the Debtors, the Estates, and Holders of Claims and is approved in all respects. The Debtors have exercised reasonable business judgment in connection with the Exit Facility and the proposed terms thereunder have been negotiated in good faith and at arm’s-length and are fair and reasonable. The Exit Facility shall, upon execution, be valid, binding, and enforceable and shall not be in conflict with any Applicable Laws. The Reorganized Debtors are authorized, without further notice to or action, Order, or approval of this Court or any other Entity, to enter into and perform under the Exit Facility consistent with the Exit Facility Documents, and execute and deliver all agreements, documents, instruments, and certificates relating to the Exit Facility.

O.	Disclosure of Agreements and Other Documents

49.    The Debtors have disclosed all material facts under the Plan regarding: (a) the adoption of the New Governing Documents, as set forth in the Plan Supplement; (b) the selection of directors and officers for the Reorganized Debtors; (c) the Rights Offering and the incurrence of the New Spansion Debt; (d) the distribution of Cash in accordance with the Plan; (e) the issuance of New Spansion Common Stock; (f) the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors, or the Reorganized Debtors; (g) securities registration exemptions; (h) the exemption under section 1146(a) of the Bankruptcy Code; (i) the equity incentive plan for employees, management and the directors of the Reorganized Debtors; and (j) the adoption, execution, and delivery of all other contracts, leases, instruments, releases, indentures, and other agreements related to any of the foregoing.

P.	Implementation of Other Necessary Documents and Agreements

50.    All documents and agreements necessary to implement the Plan, including, without limitation, those contained in the Plan Supplement, which are incorporated into and are a part of the Plan as set forth in Article XIII of the Plan, and all other relevant and necessary documents and agreements are in the best interests of the Debtors, the Reorganized Debtors, and Holders of Claims and Interests and have been negotiated in good faith and at arm’s-length. The Debtors have exercised reasonable business judgment in determining to enter into all such documents and agreements and have provided sufficient and adequate notice of such documents and agreements to parties in interest. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further notice to, or action, Order, or approval of this Court or any other Entity, to execute and deliver all agreements, documents, instruments, and certificates relating to such documents and agreements and to perform their obligations thereunder, including, without limitation, to pay all fees, costs, and expenses thereunder. The terms and conditions of such documents and agreements are reaffirmed or approved, as applicable, in all respects, and shall, upon completion of documentation and execution, be valid, binding, and enforceable and shall not conflict with any Applicable Laws.

Q.	Authorization and Issuance of New Equity; Securities Law

51.    Distributions of securities, including, without limitation, New Spansion Common Stock, as contemplated by the Plan shall be issued without registration under the Securities Act or any similar Applicable Laws pursuant to section 1145 of the Bankruptcy Code as follows and are exempt from such laws to the maximum extent permitted by law:

a.

in reliance on the exemptions set forth in section 1145 of the Bankruptcy Code, the New Spansion Common Stock to be issued to Holders of Allowed Claims in Classes 5A, 5B and 5C as well as the Rights Offering Purchasers; and

b.

in reliance upon the exemption set forth in section 701 of the Securities Act or as a result of the issuance or grant of such equity award not constituting a “sale” under section 2(3) of the Securities Act, awards under the Reorganized Debtors’ equity incentive plan for employees, management and the directors of Reorganized Debtors.

52.    Except with respect to securities held by any entity that is an “underwriter” as that term is defined in section 1145(b) of the Bankruptcy Code, the issuance of securities pursuant to the Plan shall be (a) validity issued, fully paid and nonassessable, and (b) freely tradable. Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security, or registration or licensing of an issuer or underwriter or broker or dealer in securities, do not apply to the offer or sale of any New Equity in accordance with the Plan.

R.	Executory Contracts and Unexpired Leases

53.    The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article V of the Plan, the Contract/Lease Schedule, or otherwise and in this Confirmation Order. Each assumption or rejection of an executory contract or unexpired lease pursuant to this Confirmation Order and in accordance with Article V of the Plan or otherwise shall be legal, valid, and binding upon the applicable Debtor or Reorganized Debtor and all non-Debtor Entities party to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been authorized and effectuated pursuant to a separate Order of this Court that was entered pursuant to section 365 of the Bankruptcy Code prior to Confirmation.

S.	Adequate Assurance

54.    The Debtors have provided adequate assurance of future performance for each of the assumed executory contracts and unexpired leases that are being assumed by the Reorganized Debtors, as applicable, pursuant to the Plan.

55.    The Debtors have cured or provided adequate assurance that the Reorganized Debtors will cure defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Reorganized Debtors, as applicable, pursuant to the Plan.

56.    The Plan, therefore, satisfies the requirements of section 365 of the Bankruptcy Code.

T.	Approval of Settlements and Compromises

57.    Pursuant to section 363 of the Bankruptcy Code, Bankruptcy Rule 9019, and any Applicable Laws, and as consideration for the distributions and other benefits provided under the Plan, all settlements and compromises of Claims and Interests embodied in the Plan constitute good faith compromises and settlements of Claims and Interests, and such compromises and settlements are fair, equitable, reasonable, appropriate in light of the relevant facts and circumstances underlying such compromise and settlement, and are in the best interests of the Debtors and Holders of Claims and Interests.

U.	Transfers by Debtors; Vesting of Assets

58.    All transfers of property of the Debtors’ Estates shall be free and clear of all Liens, charges, Claims, encumbrances and other interests, except as expressly provided in the Plan. On the Effective Date, all Assets of the Estates, including, without limitation, all claims, rights and Causes of Action and any assets acquired by any Debtor or Reorganized Debtor under or in connection with the Plan (including Retained Actions, but excluding Assets that have been abandoned pursuant to an Order of this Court), shall vest in the Reorganized Debtors or their successors or assigns free and clear of all Claims, Liens, charges, other encumbrances and interests, except as specifically set forth in the Plan. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or Applicable Laws.

59.    On and after the Effective Date, each Reorganized Debtor may operate its business, may use, acquire and dispose of property, may retain, compensate and pay any professionals or advisors, and compromise or settle any Claims or Interests without supervision of or approval by this Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan.

60.    The continued existence, operation and ownership of the Non-Debtor Affiliates are a material component of the Debtors’ businesses. Except with respect to the Debtors’ interest in Spansion Japan Limited, all of the Interests and other property interests in such Non-Debtor Affiliates held by any Debtor on the Petition Date (other than Non-Debtor Affiliates owned by other Non-Debtor Affiliates) shall vest in the applicable Reorganized Debtor or its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances, and interests, except as specifically set forth in the Plan. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or Applicable Laws. For the avoidance of doubt, nothing in this paragraph shall affect any claims the Debtors may have against Spansion Japan Limited.

V.	No Successor Liability

61.    The transfer of assets as set forth above shall not result in any of the Reorganized Debtors (a) having any liability or responsibility for any Claim against the Debtors, the Debtors’ Estates or against any Affiliate or Insider of the Debtors, or (b) having any liability or responsibility to the Debtors, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by Applicable Laws, the transfer of assets contemplated above does not and will not subject the Reorganized Debtors, their respective properties or assets or their respective Affiliates, successors, or assigns to any liability for Claims against the Debtors’ interests in such assets by reason of such transfer under any Applicable Laws, including, without limitation, any successor liability.

W.	Releases, Exculpation, and Injunction

62.    The release, exculpation, and injunction provisions set forth in the Plan, including, without limitation, the releases, exculpations, and injunctions contained in Sections

4.2(2), 11.1, 11.3, 11.4 and 11.8 of the Plan, constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are: (i) made in exchange for good, valuable and adequate consideration provided by the Entities being released or exculpated and represent good faith settlement and compromises of the claims being released; (ii) in the best interests of the Debtors, the Estates and Holders of Claims and Interests; (iii) fair, necessary, equitable, and reasonable; and (iv) integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Proper, timely, adequate and sufficient notice of the release, exculpation, and injunction provisions set forth in the Plan, including, without limitation, the releases, exculpations, and injunctions contained in Sections 4.2(2), 11.1, 11.3, 11.4 and 11.8 of the Plan, has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Order of this Court and due process, interested parties have had a sufficient and adequate opportunity to object to such provisions and be heard as to their objections, and no other of further notice of such provisions is required for entry of this Confirmation Order. Upon entry of this Confirmation Order, such provisions will be a bar to the Debtors, the Reorganized Debtors, or any other Entity asserting any claim released pursuant to such provisions. Each of the release, exculpation, and injunction provisions set forth in the Plan and this Confirmation Order is: (a) within the jurisdiction of this Court under 28 U.S.C. § 1334(a), 1334(b), and 1334(d); (b) an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) an integral element of the transactions incorporated into the Plan; (d) conferring material benefit on, and is in the best interests of, the Debtors, the Estates, and Holders of Claims or Interests; (e) important to the overall objectives of the Plan to finally resolve all Claims among or against the Entities in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation, and reorganization in accordance with the Plan; and (f) consistent with sections 105, 1123, and 1129 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code.

X.	Conditions to Confirmation

63.    The condition to Confirmation set forth in Section 10.1(1) of the Plan has been satisfied. Entry of this Confirmation Order shall satisfy the conditions to Confirmation set forth in Sections 10.1(2) and (3) of the Plan, provided that the requirements of Sections 10.1(4) and (5) shall be satisfied or waived in accordance with the Plan prior to Confirmation.

Y.	Likelihood of Satisfaction of Conditions Precedent To Effective Date

64.    Based on the statements of the parties in open court, and all other related pleadings, exhibits, and other relevant documents, each of the conditions precedent to the Effective Date, as set forth in Section 10.2 of the Plan, is reasonably likely to be satisfied or waived in accordance with the Plan.

Z.	Enterprise Value

65.    The enterprise value of the Debtors’ estates is in the range of $872 million to $944 million.

AA.	Retention of Jurisdiction

66.    This Court may properly retain jurisdiction over all matters arising out of or related to the Chapter 11 Cases, the Debtors, and the Plan after the Effective Date, to the fullest extent permitted by law, in accordance with Article XII of the Plan.

*      *      *      *

B.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

A.	Confirmation of the Plan

67.    The Plan (including each of its provisions), all documents and agreements necessary to implement the Plan, including, without limitation, those contained in the Plan Supplement, which are incorporated into and are a part of the Plan as set forth in Section 13.4 of the Plan, and all other relevant and necessary documents and agreements are approved and confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, the Plan Supplement, all exhibits and addenda thereto, and the Docket are incorporated by reference into, and are an integral part of, this Confirmation Order (subject to any provision incorporated by such reference being governed by an express and contradictory provision herein). Subject to the conditions precedent set forth in Section 10.2 of the Plan, the terms of the Plan, the Plan Supplement, and all agreements, documents, instruments, and certificates relating thereto, shall be effective and binding as of the Effective Date of the Plan.

68.    Notwithstanding the foregoing or any other provision herein, if there is any direct conflict between the Plan, the Plan Supplement, all exhibits and addenda thereto, and the Docket (including the terms of the Plan, the Plan Supplement, all exhibits and addenda thereto, and the Docket incorporated by reference herein), and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

69.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, Spansion LLC is hereby authorized to consummate and close on the Spansion Japan Definitive Agreements, and the Spansion Japan Settlement Order and the Spansion Japan Definitive Agreements shall remain valid and enforceable in all respects, and the obligations thereunder or in connection therewith shall not be discharged, released or impaired pursuant to this

Confirmation Order or the Plan, the Plan Supplement and all agreements, documents, instruments, and certificates relating thereto. In the event of a controversy or inconsistency between the Spansion Japan Settlement Order and/or the Spansion Japan Definitive Agreements and this Confirmation Order and/or the Plan, the Plan Supplement and all agreements, documents, instruments, and certificates relating thereto, the terms of the Spansion Japan Settlement Order and/or the Spansion Japan Definitive Agreements, as the case may be, shall control.

B.	Objections to Plan Overruled

70.    All objections and responses to the Plan, and all statements and reservation of rights to Confirmation, to the extent not already withdrawn, waived, or settled, shall be, and hereby are, overruled on the merits.

C.	Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent

71.    The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are each nonseverable and mutually dependent.

D.	Preparation, Delivery, and Execution of Additional Documents By Third Parties

72.    All Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, take any reasonable actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

E.	Record Closed

73.    The record of the Confirmation Hearing is closed.

F.	Notice

74.    Good and sufficient notice has been provided with respect to: (a) the Confirmation Hearing; (b) the deadline for filing and serving objections to the Plan; (c) the proposed Cure Amounts and the deadline for filing objections to Cure Amounts; (d) settlements, releases, exculpations, injunctions, and related provisions in the Plan; (e) the Administrative Expense Claim Bar Date; and (f) other hearings described in the Disclosure Statement Approval Order and the Plan. Such notice has been and is hereby approved.

G.	Plan Classification Controlling

75.    The terms of the Plan alone shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Creditors in connection with voting to accept or reject the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification or amounts of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any Creditor as representing the actual classification or amounts of such Claims under the Plan for distribution purposes; and (d) do not bind the Debtors or the Reorganized Debtors.

H.	Treatment Is Full Satisfaction

76.    The treatment of Claims and Interests set forth in the Plan is in full and complete satisfaction of the legal, contractual, and equitable rights that each Entity holding a Claim or an Interest may have against or in the Debtors, the Estates, or their respective property. This treatment supersedes and replaces any agreements or rights those Entities may have in or against the Debtors, the Estates, or their respective property.

I.	Matters Relating to Implementation of the Plan

(1)	Substantive Consolidation

77.    The Plan is predicated on the substantive consolidation of the Estates for all purposes associated with Confirmation and consummation of the Plan and transactions described therein or contemplated thereby (“Consummation”), as set forth more fully in Article II of the Plan.

78.    Substantive consolidation of the Debtors is in the best interests of all Holders of Claims and Interests, necessary for the implementation of the Plan, and is appropriate in the Debtors’ Chapter 11 Cases. Substantive consolidation of the Estates is approved.

79.    Substantive consolidation shall not affect any Debtor’s or Reorganized Debtor’s status as a separate legal entity, change the organizational or legal structure of the Debtors’ or Reorganized Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities or cause the transfer of any Assets of any of the Debtors or their Estates. Substantive consolidation as contemplated by the Plan serves only as a mechanism to effect a fair distribution of value to the Debtors’ constituencies. Any alleged defaults under any applicable agreement with the Debtors or the Reorganized Debtors arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.

(2)	Implementation of the Plan; Effectuating Documents and Further Transactions

80.    In accordance with section 1142 of the Bankruptcy Code, the implementation and consummation of the Plan in accordance with its terms shall be, and hereby is, authorized and approved, and the Debtors and the Reorganized Debtors, or any other Entity designated pursuant to the Plan shall be, and hereby are, authorized, empowered, and directed to issue, execute, deliver, file, and record any document whether or not such document is specifically referred to in the Plan, the Plan Supplement, the Disclosure Statement, or any exhibit thereto, and to take any action necessary or appropriate to consummate the Plan and all transactions and agreements therein in accordance with its terms, without further notice to or action, Order, or approval of this Court or any other Entity.

81.    Each of the Debtors and Reorganized Debtors, as applicable, and any of their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents (including, without limitation, any documents relating to the Exit Financing Facility, the Rights Offering or the New Spansion Debt), and take such actions or seek such Orders, judgments, injunctions and rulings as the Debtors or Reorganized Debtors deem necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, or any notes or securities issued pursuant to the Plan, or to otherwise comply with applicable law.

(3)	Operation of the Debtors Between the Confirmation Date and the Effective Date

82.    The Debtors shall continue to operate as debtors in possession pursuant to the Bankruptcy Code and the Bankruptcy Rules during the period from the Confirmation Date through and until the Effective Date.

(4)	Transfer of Assets; No Successor Liability

83.    To the fullest extent permitted by Applicable Laws, neither Reorganized Debtor, nor their respective successors or assigns, nor their respective properties shall, as a result of Confirmation of the Plan (a) be or be deemed to be a successor to the Debtors or the Estates; (b) have or be deemed to have, de facto or otherwise, merged or consolidated with or into the Debtors or the Estates; or (c) be or be deemed to be a continuation or substantial continuation of the Debtors, Estates, or any enterprise of the Debtors.

84.    To the fullest extent permitted by Applicable Laws, without limiting the effect or scope of the foregoing, except as is expressly set forth in the Plan, as a result of Confirmation of the Plan neither Reorganized Debtor, nor their respective successors or assigns, nor their respective properties shall have any successor or vicarious liabilities of any kind or character, including, without limitation, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger or substantial continuity, whether known or unknown, now existing or hereafter arising, asserted or unasserted, fixed or contingent, or liquidated or unliquidated with respect to the Debtors, Estates, any enterprise of the Debtors, or any obligations of the Debtors or Estates arising prior to the Effective Date.

(5)	Corporate Existence; Vesting of Assets in the Reorganized Debtors

85.    Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, or other form, as the case may be, with all the powers of a corporation, limited liability company, or other form, as the case may be, pursuant to the Applicable Laws in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by or in accordance with the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

86.    Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. Except as otherwise provided in the Plan on and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Causes of Action without further notice to or action, Order, or approval of this Court or any other Entity, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

(6)	Intercompany Interests; Cancellation of Notes and Interests

87.    The Debtors shall compromise a single Estate for the purpose of voting on the Plan, Confirmation of the Plan and making Distributions in respect of Claims and Interests under the Plan.

88.    Except as otherwise provided in the Plan, such treatment shall not affect any Debtor’s status as a separate legal entity and all Debtors shall continue to exist as separate legal entities.

89.    The obligations of the Debtors under the indentures governing the FRNs, the Senior Notes, and the Exchangeable Debentures shall be fully released and discharged, except as provided in the Plan.

(7)	Post-Confirmation Property Sales; Transfers of Property

90.    To the extent the Debtors or the Reorganized Debtors, as applicable, sell any of their property prior to or including the date that is one year after Confirmation, the Debtors or the Reorganized Debtors, as applicable, may elect to sell such property pursuant to sections 363, 1123, and 1146(a) of the Bankruptcy Code.

91.    Any transfers from a Debtor to a Reorganized Debtor or to any other Entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ Assets will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, pursuant to section 1146(a) of the Bankruptcy Code. All appropriate state or local governmental officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any instrument or other documents necessary or desirable for Consummation without the payment of any such tax or governmental assessment.

(8)	Corporate Action

92.    Each of the matters provided for by the Plan involving the corporate or limited liability company structure of the Debtors, or corporate, limited liability company, or related actions to be taken by or required of the Reorganized Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Interests, directors or managers of the Debtors, or any other Entity.

(9)	Binding Effect; Effectiveness; Successors and Assigns

93.    Notwithstanding Bankruptcy Rules 3020(e), 6004(g), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether any such Holders of Claims or Interests failed to vote to accept or reject the Plan, voted to accept or reject the Plan, or are deemed to accept or reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

94.    The Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims or Interests affected by the Plan, and any other Entity named or referred to in the Plan or Plan Supplement, and their respective successors and assigns, including, without limitation, any trustee subsequently appointed in any of the Cases or in any superseding chapter 7 case.

(10)	Issuance of Reorganized Securities

95.    Reorganized Spansion Inc. is authorized to issue or reserve for issuance the New Spansion Common Stock pursuant to the terms and conditions of the Plan. Reorganized Spansion Inc. shall use good faith efforts to list the New Spansion Common Stock on a national securities exchange or over-the-counter trading market within 90 days of the Effective Date.

(11)	New Spansion Debt

96.    Without limiting, impairing or modifying any previous Order of this Court approving or governing the New Spansion Debt (which Orders are hereby reaffirmed and ratified in their entirety), subject to Sections 10.1 and 10.2 of the Plan, the New Spansion Debt, the New Spansion Debt Documents, and the transactions contemplated thereby pursuant to the New Spansion Debt Documents, are approved in their entirety, and the New Spansion Debt is in full force and effect and is valid, binding, and enforceable in accordance with its terms without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity or other act or action under Applicable Laws. Subject to Sections 10.1 and 10.2 of the Plan, the Debtors are authorized, without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, to: (a) perform under the New Spansion Debt consistent with the New Spansion Debt Documents; (b) execute and deliver all agreements, documents, instruments, and certificates relating to the New Spansion Debt; (c) pay all fees, costs, and expenses in connection with the New Spansion Debt; and (d) take any actions and execute any necessary agreements, documents, instruments, or certificates in order to have proceeds from the New Spansion Debt released from the escrow account into which they were deposited to make the payments to

Class 3 contemplated by Section 3.3(2)(b) of the Plan. Subject to Sections 10.1 and 10.2 of the Plan, the loans and other extensions of credit made pursuant to the New Spansion Debt and the granting of Liens, including, without limitation, any Liens that are to be granted on the Effective Date pursuant to the New Spansion Debt Documents, to secure such loans and other extensions of credit are approved and authorized in all respects. Such Liens shall be valid, binding, perfected and enforceable liens and security interests in the real property and personal property described in the New Spansion Debt Documents, and the granting of such Liens, the making of such loans and other extensions of credit, and the execution and consummation of the New Spansion Debt shall not be subject to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense or “claim” (as such term is defined in the Bankruptcy Code) of any kind under any Applicable Laws as of the Effective Date.

(12)	Rights Offering

97.    Without limiting, impairing or modifying any previous Order of this Court approving or governing the Rights Offering, the Backstop Commitment or the Backstop Party (which Orders are hereby reaffirmed and ratified in their entirety), subject to Sections 10.1 and 10.2 of the Plan, the Rights Offering, the Backstop Purchase Agreement and any other agreements relating to the Rights Offering or the Backstop Commitment, and the transactions contemplated thereby pursuant to the Plan and the Backstop Purchase Agreement, are approved in their entirety and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties, the Rights Offering and the Backstop Purchase Agreement shall be in full force and effect and valid, binding, and enforceable in accordance with its terms without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity or other act or action under Applicable Laws. Subject to Sections 10.1 and 10.2 of the Plan, the Debtors are authorized, without further notice to or action, Order, or approval of the

Bankruptcy Court or any other Entity, to: (a) enter into and perform under the Backstop Purchase Agreement; (b) execute and deliver all agreements, documents, instruments, and certificates relating to the Rights Offering; (c) pay all fees, costs, and expenses in connection with the Rights Offering and the Backstop Purchase Agreement; (d) issue shares of New Spansion Common Stock to the Backstop Party and the Rights Offering Purchasers in accordance with the terms of the Plan and the Backstop Purchase Agreement; and (e) take any actions and execute any necessary agreements, documents, instruments, or certificates in order to have proceeds from the Rights Offering released from the escrow or segregated account into which they were deposited to make the payments to Class 3 contemplated by Section 3.3(2)(b) of the Plan.

(13)	Exit Facility

98.    Subject to Sections 10.1 and 10.2 of the Plan, the Exit Facility, the Exit Facility Documents, and the transactions contemplated thereby pursuant to the Exit Facility Documents, are approved in their entirety and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties, the Exit Facility shall be in full force and effect and valid, binding, and enforceable in accordance with its terms without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity or other act or action under Applicable Laws. Subject to Sections 10.1 and 10.2 of the Plan, the Debtors are authorized, without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, to: (a) enter into and perform under the Exit Facility consistent with the Exit Facility Documents; (b) execute and deliver all agreements, documents, instruments, and certificates relating to the Exit Facility; and (c) pay all fees, costs, and expenses in connection with the Exit Facility. Subject to Sections 10.1 and 10.2 of the Plan, the loans and other extensions of credit contemplated by the proposed terms of the Exit Facility and the granting of Liens to secure such loans and other extensions of credit are approved and authorized in all respects. Such Liens shall be valid, binding, perfected and enforceable liens and security interests in the personal property described in the Exit Facility Documents, and the granting of such Liens, the making of such loans and other extensions of credit, and the execution and consummation of the Exit Facility shall not be subject to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense or “claim” (as such term is defined in the Bankruptcy Code) of any kind under any Applicable Laws as of the Effective Date.

J.	Boards of Directors

99.    The initial board of directors of Reorganized Spansion Inc. (the “Initial Board”) shall consist of the seven (7) Persons identified in or selected as described in the Plan Supplement. On the Effective Date and effective as of the Effective Date, the new members of the Initial Board shall be deemed appointed, without the need for any further notice to or action, Order or approval of this Court, or other act or action under Applicable Laws. The Initial Board shall choose the members of the boards of directors or managers of each of the other Reorganized Debtors on the Effective Date or as soon as practicable thereafter. Each of the Persons on the Initial Board, the post-Effective Date board of directors or managers of each of the Reorganized Debtors (other than Reorganized Spansion Inc.), and each of the initial officers of the respective Reorganized Debtors shall serve in accordance with the governing documents of each of the respective Reorganized Debtors, as the same may be amended from time to time.

100.    Unless otherwise provided in the Debtors’ disclosure pursuant to section 1129(a)(5) of the Bankruptcy Code, on the Effective Date and effective as of the Effective Date, the officers of each of the Debtors shall continued to serve in their current capacities after the Effective Date, without the need for any further notice to or action, Order, or approval of this Court, or other act or action under Applicable Laws.

K.	Executory Contracts and Unexpired Leases; Cure Costs

101.    In addition to all executory contracts and unexpired leases that have been previously assumed by the Debtors by Order of this Court, each of the executory contracts and unexpired leases of the Debtors that are identified in the Contract/Lease Schedule, including any amendments thereto, shall be deemed assumed in accordance with the provision and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

102.    The Cure Amounts owed under each executory contract and unexpired lease to be assumed pursuant to the Plan, as set forth in the Contract/Lease Schedule, as amended, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash on the later of (i) the Effective Date (or as soon as practicable thereafter), (ii) as due in the ordinary course of business or (iii) on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree.

103.    The Debtors reserve their rights to elect to reject any executory contract or unexpired lease where the Cure Amount is determined in a manner unacceptable to the Debtors.

104.    Subject to the occurrence of the Effective Date, all executory contracts and unexpired leases not assumed or rejected pursuant to a Final Order prior to the Effective Date, or listed on the Contract/Lease Schedule or the subject of a motion to assume Filed prior to the commencement of the Confirmation Hearing, shall be deemed to be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

105.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Research and Development Agreement between Spansion Japan Limited (formerly known as FASL Japan Limited) and Spansion LLC (formerly known as FASL LLC) dated February 23, 2004 (the “R&D Agreement”), shall be assumed only as part of a separate stipulation between the Debtors and Spansion Japan Limited setting forth any conditions to assumption of the R&D

Agreement, including but not limited to, the cure amount to be paid to Spansion Japan. In the event that such stipulation is not filed on or before the Effective Date, the R&D Agreement shall be deemed rejected as of the Effective Date.

106.    Executory contracts or unexpired leases subject to a motion to assume or reject pending on the Effective Date shall remain effective pursuant to the terms thereof and shall remain subject to an applicable Final Order. Any proofs of Claim asserting Claims arising from the rejection of executory contracts and unexpired leases pursuant to the Plan or otherwise must be Filed within the earlier of (a) thirty (30) days following entry of an Order by the Bankruptcy Court authorizing rejection of the applicable contract or lease, and (b) thirty (30) days after the Confirmation Date. Any proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a proof of Claim to the contrary.

107.    Entry of this Confirmation Order shall constitute an order approving the assumption or rejection of such executory contracts or unexpired leases as set forth in the Plan, all pursuant to section 365(a) and 1123 of the Bankruptcy Code.

108.    Unless otherwise indicated herein, all assumptions or rejections of executory contracts and unexpired leases pursuant to the Plan are effective as of the Effective Date. Executory contracts and unexpired leases subject to a motion to assume or reject with a proposed effective date beyond the Effective Date shall be deemed assumed or rejected, as applicable, upon the proposed effective date or upon such other date as is determined by the Bankruptcy Court.

109.    Each executory contract and unexpired lease assumed and/or assigned pursuant to the Plan and this Confirmation Order (or pursuant to a Bankruptcy Court Order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified by the provisions of the Plan, or any Order of the Bankruptcy Court authorizing and providing for its assumption. To the extent applicable, all executory contracts or unexpired leases of the Reorganized Debtors assumed during the Chapter 11 Cases, including those assumed pursuant to this Confirmation Order and Section 5.1 of the Plan, shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change of control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan.

110.    Notwithstanding the provisions of Section 5.4 of the Plan to the contrary, the Plan shall not be deemed to modify the change of control provisions in the Patent Cross License Agreement by and between International Business Machines Corporation and Spansion, LLC dated effective as of April 7, 2008.

111.    As of the Effective Date, the Reorganized Debtors shall continue to honor all of the obligations of the Debtors to insurers, including those incurred on or prior to the Effective Date, under: (i) all applicable workers’ compensation laws; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. Notwithstanding anything to the contrary in the Plan, nothing in the Plan or this Confirmation

Order shall: (a) limit, diminish, or otherwise alter or impair the Debtors’, Reorganized Debtors’ and/or insurers’ defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and/or plans; or (b) preclude or limit, in any way, the rights of the Debtors, Reorganized Debtors and/or insurers to contest and/or litigate with any party the existence, primacy and/or scope of available coverage under any alleged applicable policy, provided further that nothing herein shall be deemed to impose any obligations on the Debtors, Reorganized Debtors or insurers beyond what is provided for in the applicable laws, policies and/or related insurance agreements.

112.    Nothing in the Plan, including the injunction and release provisions of Sections 11.1, 11.3, 11.4 and 11.8 of the Plan, or in this Confirmation Order shall preclude the Debtors or any insurer from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any insurance policy or any insurance settlement agreement, including the rights of the insurers to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable insurance policy.

113.    The Debtors’ (i) amendment of its contracts with SanDisk IL Ltd. (“SanDisk”) pursuant to the Amendment to New Collaboration Agreement dated January 31, 2010 (the “SanDisk Amendment”) is hereby approved, and (ii) assumption of the New Collaboration Agreement dated May 1, 2006 and Attachment A thereto, which is entitled the SSP Driver Software License Agreement, as amended by the San Disk Amendment (collectively the “SanDisk Contracts”) are hereby approved. Under this Confirmation Order and the SanDisk Amendment (a) the Cure Amount due with respect to the assumption of the SanDisk Contracts shall be $1,157,065; (b) SanDisk shall have an Allowed pre-petition General Unsecured Claim for $1,166,123 due under the SanDisk Contracts and a second Allowed pre-petition General Unsecured Claim for $5,000,000 as a Claim for rejection damages, which Claims shall be the only prepetition, General Unsecured Claims Allowed to SanDisk in the Chapter 11 Cases; (c) any and all claims or proofs of claim which SanDisk asserted in any of the Chapter 11 Cases shall be deemed modified to assert only the SanDisk Claims and (d) the ORNAND Driver Software License Agreement is hereby rejected and terminated.

114.    In consideration of AT&T Corporation’s waiver of any and all Cure Amounts otherwise payable to it, the (i) AT&T Global Services Inc. Claim No. 474 in the amount of $15,802.58 filed on July 29, 2009, and (ii) AT&T Corp. Claim No. 593 in the amount of $30,153.00 filed on August 13, 2009, shall be Allowed General Unsecured Claims.

115.    Notwithstanding anything in the Plan or the Contract/Lease Schedule to the contrary, the Debtors shall pay to Quest Software, Inc. (“Quest”) a Cure Amount of $50,434.04 in conjunction with the assumption of the Debtors’ executory contracts with Quest.

116.    Neither the Debtors’ assumption of its executory contracts with Robert Bosch GmbH and Robert Bosch LLC f/k/a Robert Bosch Corporation (collectively, “Bosch”) nor the terms of this Order or the Plan shall alter or impair any of Bosch’s rights or remedies pertaining to product warranties, product liability or other product-related claims (collectively, “Bosch Product Claims”), and the reorganized Debtors shall remain liable for such Bosch Product Claims and responsible for the payment of such Claims, subject only to any defenses that the Debtors would have had to the Bosch Product Claims under the assumed contracts if they had not been debtors in the Chapter 11 Cases or confirmed the Plan. Without limiting the generality of the foregoing, the Bosch Product Claims against the Reorganized Debtors pertaining to the GL 512N matter are not altered or impaired by the Debtors’ assumption of the contract(s) related to such matter or by the terms of this Order or the Plan. It is the intent of the Debtors and Bosch that the Bosch Product Claims (including the GL 512N matter) shall pass through to the reorganized Debtors without alteration or impairment.

117.    Notwithstanding anything in the Plan or the Contract/Lease Schedule to the contrary, entry of this Confirmation Order shall constitute an order approving the assumption pursuant to sections 365(a) and 1123 of the Bankruptcy Code of the Debtors’ executory contracts (the “RHEM Contracts”) with Rohm and Haas Electronic Materials LLC (“LLC”) and Rohm and Haas Electronic Materials CMP, Inc. (“CMP” and, with LLC, “RHEM”) on the following conditions. The Cure Amount owed in connection with the assumption of the RHEM Contracts shall be satisfied as follows: The General Unsecured Claims of RHEM under the RHEM Contracts in the approximate amount of $64,926, which have been Allowed by a Order of this Court dated November 24, 2009, shall remain Allowed Class 5B Claims and shall be entitled to Pro Rata treatment with other Allowed Class 5B Claims under the Plan. Nothing herein shall affect RHEM’s Allowed 503(b)(9) Claims in the approximate aggregate amount of $89,045, and the Debtors shall pay such 503(b)(9) Claims in accordance with the terms of the Plan.

118.    Notwithstanding anything to the contrary in the Plan, this Confirmation Order or otherwise, in addition to the Debtors’ contracts with Oracle America, Inc. (as successor in interest to Oracle USA, Inc.) or any of its predecessors-in-interest (collectively, “Oracle”) identified in the Contract/Lease Schedule, the following contract between the Debtors and Oracle shall be deemed assumed in accordance with the provision and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date: Ordering Document No. US-11844645-30-JUL-2008, Ordering Document/Exhibit-Amendment One dated 9/29/08 and the change orders and purchase orders related to the foregoing ordering documents (the “Additional Oracle

Contracts”). The Cure Amount due with respect to the assumption of the Additional Oracle Contracts shall be $207,005.42, which Cure Amount shall be in addition to the other Cure Amounts listed for the Oracle contracts identified in the Contract/Lease Schedule.

119.    All proofs of Claim Filed to assert rejection damage Claims based upon the Debtors’ rejection of an executory contract or unexpired lease shall state a liquidated maximum amount for all rejection damages asserted under such executory contract or unexpired lease.

L.	Resolution of Disputed Claims and Interests

120.    Except as expressly provided in this Confirmation Order, the Plan, or as ordered by this Court prior to the Effective Date, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or this Court has entered a Final Order allowing such Claim. Any Claim that is not an Allowed Claim shall be entitled to the reserve provisions set forth in Section 8.12 of the Plan and shall be determined, resolved, or adjudicated in accordance with the terms of Article IX of the Plan or other applicable provision of the Plan.

121.    Subject to Section 9.2 of the Plan, from and after the Effective Date, the Reorganized Debtors shall have the exclusive right to evaluate, make, File, prosecute, settle and abandon objections to any non-Class 5 Disputed Claims, provided that the Reorganized Debtors and the Claims Agent shall not be entitled to object to any Claims (A) that have been Allowed by a Final Order entered by this Court prior to the Effective Date, or (B) that are Allowed by the express terms of the Plan.

122.    Subject to Section 9.2 of the Plan, after the Effective Date, the Reorganized Debtors may settle or compromise any non-Class 5 Disputed Claim without approval of this Court, provided that (a) the Reorganized Debtors shall promptly File with this Court and serve on the United States Trustee a written notice of any settlement or compromise of such Claim that results in an Allowed Claim in excess of $100,000 or a potential recovery in excess of $100,000, and (b) the United States Trustee shall be authorized to contest the proposed settlement or compromise by Filing a written objection with this Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be deemed final without further action of this Court.

123.    Any claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register, which the Claims and Voting Agent maintains in the Chapter 11 Cases (the “Claims Register”), by the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to, or action, Order, or approval of this Court or any other Entity, except to the extent such notice, action, Order or approval is expressly required under the Plan. Additionally, any Claim that is duplicative or redundant with another Claim against the same Debtor or any Claim that is duplicative or redundant with another Claim after substantive consolidation of any of the Debtors may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to, or action, Order, or approval of this Court or any other Entity.

124.    Consistent with Bankruptcy Rule 3003(c), the Debtors and Reorganized Debtors shall recognize the proofs of Claim Filed by the Indenture Trustees in respect of the Claims for the Holders each represents, in the amounts as Allowed in the Plan. Accordingly, any Claim Filed by the registered or beneficial holder of such Claims is hereby Disallowed as duplicative of the Claims of the Indenture Trustees without the need for any further action or Order except to the extent any Claim, or a portion of a proof of Claim, Filed by a holder of such Claims is not included within the proofs of Claim filed by the Indenture Trustees.

125.    All Claims Filed on account of an employee benefit referenced in Section 5.6 of the Plan shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized debtors elect to assume and honor such employee benefit, without any further notice to, or action, Order, or approval of this Court or any other Entity.

126.    On or after the Effective Date, except as otherwise provided in the Plan, a Claim may not be Filed, asserted or amended without the prior authorization of this Court, or unless the Reorganized Debtors otherwise consent, and, absent such authorization or consent, any such new or amended Claim Filed or asserted shall be deemed disallowed in full and expunged without any further notice to, or action, Order, or approval of this Court or any other Entity.

127.    Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, (a) nothing contained in the Plan or this Confirmation Order shall preclude Spansion Japan Limited from filing, on or before March 12, 2010, an amendment to Spansion Japan Limited’s Proof of Claim Number 1165 (“Claim No. 1165”) for rejection damages arising from the Debtors’ rejection of that certain Second Amended and Restated Foundry Agreement dated March 30, 2007 in a liquidated maximum amount for all rejection damages asserted in such Claim No. 1165, and the Debtors, the Reorganized Debtors and the Claims Agent reserve all rights to contest and defend such amendment, including on the grounds that such amendment is impermissible or untimely (except on the basis of any provision of the Confirmation Order) and (b) the provisions of paragraph 123 of the Confirmation Order shall not apply to Claim No. 1165 as the same may be amended. Furthermore, notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, paragraph 145 of this Confirmation Order shall not apply to the Spansion Japan Administrative Expense Claim.

128.    Notwithstanding the provisions of Section 6.7 of the Plan or any other provisions of the Plan, each employee who continues to be in good standing with the Reorganized Debtors after the Effective Date shall be entitled to take all unused vacation time accrued prior to the Petition Date or while the Chapter 11 Cases were pending to the extent the employee’s Claim for such vacation time is not paid in full as a priority claim pursuant to Section 6.7 of the Plan.

M.	Settlement, Release, Injunction, and Exculpation

(1)	Compromise and Settlement

129.    Any and all compromises or settlements of all Claims and Interests reflected in the Plan or this Confirmation Order are hereby approved.

(2)	Discharge of Claims and Termination of Interests

130.    Except as otherwise specifically provided in the Plan, the distributions, rights, and treatments that are provided in the Plan shall be in full and complete satisfaction, discharge, and release in accordance with Article XI of the Plan. Except as otherwise specifically provided in the Plan or this Confirmation Order, upon the occurrence of the Effective Date, this Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a discharged Claim or terminated Interest.

(3)	Release and Exculpation Provisions in the Plan

131.    The release and exculpation provisions set forth in Article XI of the Plan, which are set forth verbatim below, are essential provisions of the Plan and are hereby approved and authorized in their entirety.

Release by Debtors of Certain Parties (Section 11.3 of the Plan). EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, ON THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, REORGANIZED DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST: (I) THE CURRENT DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS (OTHER THAN FOR MONEY BORROWED FROM OR OWED TO THE DEBTORS BY ANY SUCH DIRECTORS, OFFICERS OR EMPLOYEES AS SET FORTH IN THE DEBTORS’ BOOKS AND RECORDS) AND THE DEBTORS’ FORMER AND CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITY; (II) THE CREDITORS’ COMMITTEE AND ITS CURRENT AND FORMER MEMBERS (SOLELY IN SUCH CAPACITY), THE INDENTURE TRUSTEES, THEIR RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES SOLELY IN THEIR CAPACITIES AS SUCH) AND THEIR PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (SOLELY IN THEIR CAPACITIES AS SUCH); (III) ALL HOLDERS OF SECURED CREDIT FACILITY CLAIMS SOLELY WITH RESPECT TO CLAIMS RELATING TO OR ARISING IN CONNECTION WITH SUCH CLAIMS AND ALL HOLDERS OF FRN CLAIMS, OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES), AND THE FRN INDENTURE TRUSTEE OR ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES) RELATING TO OR ARISING IN CONNECTION WITH THE FRN CLAIMS; (IV) THE BACKSTOP PARTY, IF ANY, AND ITS AFFILIATES AND THEIR RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL

ADVISORS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITY SOLELY IN THEIR CAPACITY AS SUCH) AND THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (SOLELY IN THEIR CAPACITIES AS SUCH); (V) THE DEBTORS OR THEIR RESPECTIVE AFFILIATES (OTHER THAN SPANSION JAPAN) AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES), EXCEPT CLAIMS ARISING IN THE ORDINARY COURSE OF THE DEBTORS’ BUSINESS WITH RESPECT TO EMPLOYEE MATTERS; AND (VI) THE SENIOR NOTEHOLDERS GROUP AND ITS CURRENT AND FORMER MEMBERS (SOLELY IN SUCH CAPACITY) AND ITS RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES SOLELY IN THEIR CAPACITIES AS SUCH) AND THEIR PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (SOLELY IN THEIR CAPACITIES AS SUCH). THOSE ENTITIES DESCRIBED IN SUBSECTIONS (I) THROUGH (VI) OF THE PRECEDING SENTENCE SHALL BE REFERRED TO AS THE “DEBTOR RELEASEES”. NOTWITHSTANDING THE FOREGOING, NOTHING IN THE PLAN SHALL RELEASE (I) ANY DEBTOR RELEASEE OTHER THAN THE DEBTORS FROM (A) ANY CLAIMS ASSERTED BY THE DEBTORS THAT ARE THE SUBJECT OF A PENDING LITIGATION, ADVERSARY PROCEEDING OR OTHER CONTESTED MATTER OR JUDGMENT AS OF THE EFFECTIVE DATE, (B) WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A FINAL ORDER, (C) ANY OBJECTIONS BY THE DEBTORS OR THE REORGANIZED DEBTORS TO CLAIMS FILED BY SUCH ENTITY AGAINST THE DEBTORS AND/OR THE ESTATES OR (D) ANY OBLIGATIONS OF SUCH PERSON UNDER OR IN CONNECTION WITH THIS PLAN AND (II) SPANSION JAPAN AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS EMPLOYED BY SPANSION JAPAN) (FOR ALL SUCH ENTITIES OTHER THAN SPANSION JAPAN, IN THE CAPACITY NAMED HEREIN). THIS RELEASE, WAIVER AND DISCHARGE WILL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASES SET FORTH HEREIN, WHICH INCLUDE BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASES ARE: (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASES; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL

HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER ENTITY ACTING ON BEHALF OF THEM ASSERTING ANY CLAIM RELEASED BY THE DEBTOR AGAINST ANY OF THE DEBTOR RELEASEES OR THEIR RESPECTIVE ASSETS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION, THE RELEASE OF THE DEBTORS’ OFFICERS, DIRECTORS AND EMPLOYEES SET FORTH ABOVE SHALL BE OF NO FORCE AND EFFECT IN FAVOR OF ANY OFFICER, DIRECTOR OR EMPLOYEE WHO ASSERTS ANY PRE-EFFECTIVE DATE CLAIM AGAINST THE DEBTORS OR REORGANIZED DEBTORS FOR INDEMNIFICATION, DAMAGES OR ANY OTHER CAUSES OF ACTION OTHER THAN FOR UNPAID COMPENSATION, WAGES OR BENEFITS THAT AROSE IN THE ORDINARY COURSE OF BUSINESS OR PURSUANT TO THE PLANS AND PROGRAMS APPROVED BY THE BANKRUPTCY COURT PURSUANT TO ITS (A) ORDER (I) APPROVING CERTAIN INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JUNE 29, 2009 [D.I. 730], (B) ORDER (I) APPROVING CERTAIN INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JULY 22, 2009 [D.I. 849], AND (C) ORDER (I) APPROVING INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JULY 23, 2009 [D.I. 874].

Release by Holders of Claims and Interests (Section 11.4 of the Plan). EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, ON THE EFFECTIVE DATE: (A) EACH ENTITY THAT VOTES TO ACCEPT THIS PLAN OR IS PRESUMED TO HAVE VOTED FOR THIS PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; (B) EACH ENTITY WHO OBTAINS A RELEASE UNDER THE PLAN; AND (C) EACH ENTITY THAT IS A MEMBER OF A CLASS OF CREDITORS WHICH RECEIVES A DISTRIBUTION PURSUANT TO THE PLAN, IF SUCH ENTITY DID NOT EXERCISE ITS RIGHT TO OPT OUT OF THE RELEASES GRANTED UNDER THIS SECTION PURSUANT TO ANY BALLOT CAST ON THE PLAN BY SUCH ENTITY (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS, THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW SPANSION COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH PARTY RELEASED IN SECTION 11.3 HEREOF FROM ANY CLAIM, RETAINED ACTION, OBLIGATION, SUIT, JUDGMENT, DAMAGE, DEMAND, DEBT, RIGHT, CAUSES OF ACTION, LIABILITY, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASED OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE

OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION, PROVIDED THAT NOTHING IN THE PLAN WILL RESTRICT ANY GOVERNMENTAL OR REGULATORY AGENCY FROM PURSUING ANY REGULATORY OR POLICE ENFORCEMENT ACTION AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THEIR CURRENT OR FORMER OFFICERS, DIRECTORS OR EMPLOYEES, AND THEIR RESPECTIVE AGENTS, ADVISORS, ATTORNEYS AND REPRESENTATIVES ACTING IN ANY CAPACITY, OTHER THAN ANY ACTION OR PROCEEDING OF ANY TYPE TO RECOVER MONETARY CLAIMS, DAMAGES, OR PENALTIES AGAINST THE DEBTORS FOR AN ACT OR OMISSION OCCURRING PRIOR TO CONFIRMATION. THIS RELEASE, WAIVER AND DISCHARGE WILL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTEREST PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE.

NOTWITHSTANDING THE FOREGOING AND ANYTHING CONTAINED IN THIS PLAN, (I) THE SENIOR NOTES INDENTURE TRUSTEE DOES NOT RELEASE, AND THE DEBTORS AND EXCHANGEABLE DEBENTURES INDENTURE TRUSTEE ARE NOT RELEASED, FROM THE CLAIMS AND CAUSES OF ACTION SET FORTH IN ADV PRO. NO. 09-52274 AND (II) SPANSION JAPAN AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS EMPLOYED BY SPANSION JAPAN) (FOR ALL SUCH ENTITIES OTHER THAN SPANSION JAPAN, IN THE CAPACITY NAMED HEREIN) SHALL NOT BE A “DEBTOR RELEASEE” AS DEFINED IN THE PLAN AND SHALL NOT BE RELEASED OR DISCHARGED FROM ANY CLAIMS, OBLIGATIONS ETC. PURSUANT TO THE PLAN.

Exculpation and Limitation of Liability (Section 11.8 of the Plan). The Debtors, the present and former members of the Creditors’ Committee, the Ad Hoc Consortium and the Senior Noteholders Group in their capacities as such, the Indenture Trustees in their capacities as such, the Backstop Party, if any, in its capacity as such, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date Affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of executory contracts and leases, the pursuit of Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan or the exercise of the powers and duties conferred on the Indenture Trustees by the indentures, this Plan or any order of the Bankruptcy Court, except for their willful misconduct or gross negligence or any obligations that they have under or in connection with this Plan or the transactions contemplated in this Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan (collectively, the “Exculpated Claims”). No Holder of any Claim or Interest, or other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Creditors’ Committee, the Ad Hoc Consortium, the Senior Noteholders Group, the present and former members of the Creditors’ Committee, the Ad Hoc Consortium, and the Senior Noteholders Group in their capacities as such, each of the Indenture Trustees in its capacity as such, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date Affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns with respect to the Exculpated Claims. No Holder of any Claim or Interest, or other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have or pursue any claim or cause of action against the Indenture Trustees for making Distributions in accordance with this Plan or for implementing the provisions of this Plan.

Notwithstanding the foregoing and anything contained in this Plan, the Senior Notes Indenture Trustee does not release, and the Debtors and the Exchangeable Debentures Indenture Trustee are not released from, the claims and causes of action set forth in ADV Pro. No. 09 52274.

Release of Liens (Section 11.1 of the Plan). Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against the Assets of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

132.    Without limiting the generality of the foregoing, notwithstanding the terms of the FRN Indenture and related security documents and subject to the receipt of payment in full of the FRN Claims, (a) automatically, and without any further action or authorization, the Debtors and any guarantor or their designees shall be authorized to file Uniform Commercial Code termination statements relating to any liens in favor of the Indenture Trustee under the FRN Indenture or the Holders of the FRN Claims, on account of such Claims; and (b) the Indenture Trustee under the FRN Indenture, all at the sole expense of the Debtors, is authorized and directed to (i) deliver to the Debtors any original stock certificates, stock powers, instruments and other items heretofore delivered by the Debtors or any guarantor as part of the collateral for the FRN Claims (or customary lost document affidavits, if applicable); (ii) execute and deliver any other Uniform Commercial Code termination statements, payoff letters, lien releases, mortgage releases, reassignments of trademarks, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are requested by the Debtors to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed with respect to the FRN Claims; and (iii) execute and deliver to or for the Debtors such additional documents and provide additional information as the Debtors may reasonably require to carry out the terms of the Plan.

(4)	Injunction

133.    The commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan are hereby enjoined, including, without limitation, the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, Liens or liabilities released in Sections 11.1, 11.3, 11.4 and 11.8 of the Plan; provided, however, that nothing in this Confirmation Order will restrict any governmental or regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Debtors, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtors for an act or omission occurring prior to Confirmation. In addition, the injunction provisions of Section 4.2(2) are approved, and any Holder of an Allowed Priority Tax Claim is hereby enjoined from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors or the Reorganized Debtors that might be liable to such Holder for payment of a Priority Tax Claim so long as the Debtors or Reorganized Debtors, as the case may be, are in compliance with Section 4.2(2) of the Plan as to such

Allowed Priority Tax Claim. So long as the Holder of an Allowed Priority Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or director under Section 4.2(2) of the Plan or pursuant to this Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled.

(5)	Existing Injunctions and Stays Remain in Effect Until Effective Date.

134.    All injunctions or stays provided in, or in connection with, the Chapter 11 Cases, whether pursuant to sections 105 or 362 of the Bankruptcy Code, or any other Applicable Laws or Final Order, in effect immediately prior to the Confirmation of the Plan, shall remain in full force and effect thereafter if so provided by the Confirmation Order, the Plan or their own terms. Nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by the Confirmation Order.

N.	Retained Actions

135.    Except as set forth in Section 6.6 of the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively enforce any Retained Actions subject only to any express waiver or release thereof in the Plan or in any other contract, instrument, release, indenture or other agreement entered into, in connection with the Plan.

136.    Approval of the Plan is a res judicata determination of such rights to retain and exclusively enforce such Causes of Action, and no such Retained Action is deemed waived, released or determined by virtue of the entry of this Confirmation Order or the occurrence of the Effective Date, notwithstanding that the specific Claims and Retained Actions are not identified or described in more detail than as contained in the Plan or in the Disclosure Statement. All Retained Actions may be asserted or prosecuted before or after solicitation of votes on the Plan and before or after the Effective Date.

137.    Absent an express waiver or release as referenced above, nothing in the this Confirmation Order shall (or is intended to) prevent, estop or be deemed to preclude the Reorganized Debtors from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Retained Actions and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or latches shall apply to such Retained Actions upon or after Confirmation, the Effective Date or the consummation of the Plan.

O.	Waiver or Estoppel

138.    Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including, without limitation, the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, the Creditors Committee or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with this Court prior to the Confirmation Date.

P.	Failure to Consummate the Plan

139.    In the event that all of the conditions to the Effective Date are not satisfied or waived by March 31, 2010 (or such longer period as is agreed to by the Debtors and the Backstop Party) or in any event, within three (3) months following entry of this Confirmation Order (or such longer period as is agreed to by the Debtors, the Backstop Party and the Ad Hoc Consortium): (a) any party-in-interest may request that the Bankruptcy Court vacate this Confirmation Order; (b) no Distributions shall be made; (c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; (d) all settlements included in the Plan or incorporated into the Plan, including settlements implicit in the terms of the Plan, shall be deemed revoked; (e) the Debtors shall immediately return to the Backstop Party all New Capital Proceeds received from such Entity pursuant to the Backstop Commitment; provided, that the Debtors may retain all other New Capital Proceeds until the expiration of three (3) months following entry of this Confirmation Order (or such longer period as is agreed to by the Debtors and the Ad Hoc Consortium), and, upon expiration of such period, as it may be extended, the Debtors shall immediately return all other New Capital Proceeds to those Entities that funded such New Capital Proceeds in accordance with any respective agreements governing the funding of such New Capital Proceeds; and (f) the Debtors’ obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any payments made after entry of this Confirmation Order but prior to the Effective Date) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors.

Q.	Dissolution of Creditors’ Committee

140.    On the Effective Date, unless an appeal is pending from this Confirmation Order, the Creditors’ Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released and discharged from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code. The Professionals retained by the Creditors’ Committee and the members thereof shall be entitled to assert claims for reasonable fees for services rendered and expenses incurred in connection with the consummation of the Plan or File applications for allowance of compensation and reimbursement of expenses of the Creditors’ Committee’s members or Professionals pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 4.2 of the Plan.

141.    In the event an appeal is pending from this Confirmation Order as of the Effective Date the Creditors’ Committee shall remain in existence only for purposes related to the prosecution and defense of such appeal, and the Creditors’ Committee Professionals shall be entitled to compensation and reimbursement of expenses in connection with such matters.

R.	Payment of Statutory Fees

142.    All fees payable after the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid prior to the closing of the Chapter 11 Cases, either when due or as soon thereafter as practicable.

S.	Treatment of Multiple Claims

143.    A Creditor which holds multiple Claims against a single Debtor or multiple Claims against multiple Debtors, all of which Claims are based upon or relate to the same or similar indebtedness or obligations, whether by reason of guarantee, indemnity agreement, joint and several obligation or otherwise, shall be deemed to have only one Claim against the Estates in an amount equal to the largest of all such similar Allowed Claims for purposes of Distributions under the Plan.

T.	Allowance and Payment of Certain Administrative Claims

(1)	Professional Compensation

144.    Entities requesting Professional Compensation pursuant to any of sections 327, 328, 330, 331, 363, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Confirmation Date shall File and serve on the Debtors, or the Reorganized Debtors, as applicable, the Fee Auditor, the United States Trustee, and any other party entitled to receive a copy of such application pursuant to rule or Order of this Court, an application for final allowance of compensation and reimbursement of expenses on or before sixty (60) days after the Effective Date.

(2)	Other Administrative Claims

145.    Except as otherwise provided in Article IV of the Plan, Administrative Expense Claims shall be Filed and served on counsel for the Reorganized Debtors no later than (x) the Administrative Expense Claim Bar Date, or (y) such later date, if any, as this Court shall order upon application made prior to the expiration of the Administrative Expense Claim Bar Date. Holders of Administrative Expense Claims (including, without limitation, the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

146.    The Reorganized Debtors are authorized to settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, Order, or approval of this Court or any other Entity.

U.	Changes to the Plan

147.    Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in this Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIII of the Plan.

V.	References to Plan Provisions

148.    The Plan is confirmed in its entirety and hereby incorporated into this Confirmation Order by reference (subject to any provision incorporated by such reference being governed by an express and contradictory provision herein). The failure to reference or discuss any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of, or otherwise affect, the validity, binding effect, and enforceability of such provision, and each provision of the Plan shall have the same validity, binding effect, and enforceability as if fully set forth in this Confirmation Order.

W.	Return of Deposits

149.    All utilities (including, without limitation, gas, electric, telephone, trash, and sewer services), including, without limitation, any Entity that received a deposit or other form of adequate assurance of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), shall return such Deposits to the Debtors and/or the Reorganized Debtors, as applicable, either by setoff against postpeitition indebtedness or by cash refund, within 45 days following the Effective Date, and as of the Effective Date such utilities are not entitled to make requests for or receive Deposits.

X.	Headings

150.    Headings utilized herein are for convenience and reference only, and shall not constitute a part of the Plan or this Confirmation Order for any other purpose.

Y.	Notice of Entry of this Confirmation Order

151.    In accordance with Bankruptcy Rules 2002 and 3020(c), no later than ten (10) Business Days after the date of entry of this Confirmation Order, the Debtors shall serve a notice of Confirmation (the “Confirmation Notice”) by hand, overnight courier service, or United States mail, first class postage prepaid, to all Entities having been served with the notice of the Confirmation Hearing; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a notice of the Confirmation Hearing but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

152.    Mailing of the Confirmation Notice in the time and manner set forth in the preceding paragraph shall constitute good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice of Confirmation is necessary.

Z.	Retention of Jurisdiction

153.    Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court shall retain jurisdiction as provided in the Plan over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by Applicable Laws, including, without limitation, jurisdiction over those matters set forth in Article XII of the Plan.

AA.	Effectiveness of All Actions

154.    Except as set forth in the Plan, all actions authorized to be taken under the Plan shall be authorized and effective on, prior to, or after the Effective Date (as applicable) pursuant to this Confirmation Order, without the need for any further notice to, or action, Order or approval of this Court, or other act or action under Applicable Laws, except those expressly required pursuant to the Plan.

155.    The Debtors or the Reorganized Debtors, as applicable, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, indentures, and other agreements or documents created in connection with or described in the Plan.

BB.	Approval of Consents and Authorization To Take Acts Necessary To Implement Plan

156.    Except as provided in the Plan, the Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, File, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any further notice to, or action, Order or approval of this Court, or other act or action under Applicable Laws. The secretary and any assistant secretary of any Debtor are authorized to certify or attest to any of the foregoing actions.

157.    Except as provided in the Plan, all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors, or members of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as applicable) pursuant to Applicable Laws and without any requirement of further action by the shareholders, directors, or managers of the Debtors, or the need for any approvals, authorizations, actions, or consents.

158.    Except as provided in the Plan, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation of the Plan or Consummation and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, or agreements and any amendments or modifications thereto.

CC.	Modifications To the Plan and Plan Supplement

159.    Notwithstanding any provision of the Plan, the Allowed Administrative Expense Claims in favor of Rohm and Haas Electronics Materials CMP, Inc. and Rohm and Haas Electronic Materials, LLC (collectively, “Rohm and Haas”) (including such Claims Allowed in favor of Rohm and Haas pursuant to Bankruptcy Code section 503(b)(9)) are not subject to Disallowance under section 502(d) of the Bankruptcy Code, in that such Claims were Allowed by an Order of the Bankruptcy Court entered prior to the date of this Order. Further, nothing in the third paragraph of section 6.6 of the Plan constitutes a waiver by Rohm and Haas or precludes Rohm and Haas from asserting any objection or defense which it may have to any demand, motion or other action by any of the Debtors or the Reorganized Debtors seeking, among other things, to have any claim asserted by Rohm and Haas Disallowed.

160.    Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, this paragraph governs the treatment of the Claim of the Texas Comptroller of Public Accounts: (1) Interest at the rate of 4.25% per annum shall commence to accrue on the Allowed unpaid balance of the Comptroller’s Claim on the Effective Date of the Plan until paid in full; (2) the Comptroller’s claim shall be paid in full in Cash, together with interest accrued thereon, within thirty (30) days after it becomes an Allowed Claim; (3) nothing provided in the Plan or this Confirmation Order shall affect or impair any setoff rights of the Comptroller: (4) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas

Comptroller to pursue any non-debtor third parties for tax debts or claims; (5) The failure by the Reorganized Debtor to make a payment when due shall constitute an event of default (an “Event of Default”). If the Reorganized Debtor fails to cure an Event of Default within ten (10) days after the receipt of written notice of such default from the Comptroller, then the Comptroller may: (a) accelerate all Allowed Claims and indebtedness due; (b) exercise any and all rights and remedies available under applicable non-bankruptcy law; and (c) seek such relief as may be appropriate from the Court; (6) Plan Section 4.2(1)(c)(v) shall not apply to the Texas Comptroller; (7) Plan Section 6.5 shall not apply to the Texas Comptroller except with respect to any stamp tax imposed by the State of Texas. The terms set forth herein shall govern the treatment of the Claims of the Comptroller notwithstanding anything to the contrary in the Plan or Confirmation Order. The provisions of the Plan and Confirmation Order supplement these terms where not inconsistent herewith.

161.    Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the releases set forth in Section 11.4 shall not be deemed to waive or release any claims which Winbond Electronics Corporation has or may have against Spansion (Penang) Sdn. Bhd., or any other non-debtor Affiliate of the Debtors.

162.    Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, Spansion Japan Limited shall be excluded from the grantors of releases under Section 11.4 of the Plan and shall not be deemed to waive or release any claims against Debtor Releasees pursuant to Section 11.4, provided, however, that this paragraph does not affect or impair the effectiveness of any of the terms and provisions of the Spansion Japan Settlement Agreement, the Spansion Japan Settlement Order or any of the other Spansion Japan Definitive Agreements.

163.    Notwithstanding any provision to the contrary in the Plan, this Confirmation Order, or in any implementing Plan documents, nothing shall impede or affect: (1) the ability of the Bureau of Customs and Border Protection (“Customs”) to make demand on, be paid by or otherwise pursue any sureties that are jointly and severally liable with the Debtors for any debt owed to Customs and furthermore, nothing shall release or discharge any claims against non-debtor third parties or enjoin or restrain Customs from enforcing any action against non-debtor third parties that may arise as a result of the exercise of any Customs’ police and regulatory power; and (2) the setoff and recoupment rights of Customs and such rights are expressly preserved.

164.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all objections to Claim Numbers 6, 56,141, 166, 209, 226, 735, 776, 1123, and 1150 (collectively and together with those claims scheduled in favor of Yield Dynamics, Inc. and Touchdown Technologies Inc, the “Longacre Claims”) must be Filed and served on Longacre Opportunity Fund or the then record Holder(s) of such Claims no later than one hundred (120) days after the date this Confirmation Order is entered (the “Longacre Deadline”). If an objection to any Longacre Claim has not been Filed by the Longacre Deadline, each such Claim will be treated as an Allowed Claim.

165.    Notwithstanding anything to the contrary in the Plan, this Confirmation Order, any other Order of the Bankruptcy Court entered in any of these Chapter 11 Cases, the Disclosure Statement, the Plan Supplement, or any exhibits to any of such pleadings or documents, any Claim asserted by any present or former officer or director of any of the Debtors for indemnification or contribution against any of the Debtors arising out of actions or conduct which occurred prior to the Petition Date shall be treated exclusively as a Class 5B Claim (unless such Claim is subject to Bankruptcy Code section 510(b)), provided, however, that this provision shall not affect the claims or rights of any such individuals under any applicable insurance coverage, and provided, further, that this provision shall not apply to any Claims of the following named individuals under their existing agreements with the Debtors (a) John H. Kispert under agreement effective February 12, 2009, (b) Ahmed Nawaz under agreement effective June 14, 2007, (c) Laurie A. Webb under agreement effective June 11, 2008, (d) Randy Furr under agreement dated June 4, 2009, and (e) Thomas T. Eby under agreement effective March 23, 2007, in each case as such agreement may have been amended prior to the date hereof.

166.    The Debtors are authorized to modify the Plan Supplement after the date hereof to make: (a) non-material or non-adverse modifications; (b) material or adverse modifications that have been approved by all affected Entities; and (c) modifications for which this Court has granted approval.

DD.	Record Date

167.    The Record Date shall be April 16, 2010.

EE.	Final Order

168.    The period in which an appeal of this Confirmation Order must be filed shall commence upon the entry hereof.

~~169.    Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be immediately effective and enforceable upon its entry.~~

170.    If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by subsequent Order of this Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken pursuant to, or in connection with the Plan prior to the Debtors’ receipt of written notice of such Order. Notwithstanding any such reversal, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

FF.	Authorization To Consummate

171.    The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent to Consummation set forth in the Plan. ~~On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.~~

IT IS SO ORDERED.

Date:	April 16 , 2010	/s/ Kevin J. Carey
	Wilmington, Delaware	Kevin J. Carey
Chief United States Bankruptcy Judge

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